FINAL TRANSCRIPT

Thomson StreetEvents℠

KCI - KCI Global Town Hall Mtg - Internal Only

Event Date/Time: Jul. 14. 2011 / 1:30PM GMT

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

CORPORATE PARTICIPANTS

Catherine Burzik

KCI - President, CEO

Marty Landon

KCI - EVP, CFO

John Bibb

KCI - SVP, General Counsel

PRESENTATION

Catherine Burzik-KCI - President, CEO

Good morning, everyone.

Unidentified Audience Member

Good morning.

Catherine Burzik-KCI - President, CEO

And good morning to everyone around the world. I think this may be my best ever attended town hall meeting.

So, when Kevin Belgrade came to KCI, he introduced a term to me called above the fold. He used to always say we’d like to make sure someday we can have KCI news above the fold. Well, for any of you who looked at the San Antonio paper this morning, we were definitely above the fold. We were also on page C1 of the Wall Street Journal, so that was pretty significant, too.

What I wanted to do – and I know there are many people around the world – 7,000 of you – who have a number of questions. And what we want to do today is be as factual as possible. I want to go over a little bit about how we got to where we are. I’ll tell you, with the help of John and David and Marty, what the next several months are going to look like.

Many of you were part of KCI when KCI was private in the past, two times. So this will be our third time as a private Company, and you know we have been a public Company twice. I would say it’s probably highly likely we’ll be a public Company again at some point in the future.

The one thing that all of you have done is you’ve built a wonderful Company. Together we’ve built a wonderful Company. And together now, we start the next chapter of this wonderful Company.

Apax Partners found KCI to be a very good – what they believe to be a very good investment. You realize that they’re paying over $6 billion for our Company. That is a lot of money. They clearly would not be paying that kind of money if they didn’t believe in all of you, in all of us, and in our ability to continue to grow KCI.

So, I want to first start by thanking all of you around the world for all of your hard work in order to establish the value that’s been able to be established. So please, give yourselves a big round of applause.

Just as a couple of points for how we’ve gotten to where we are. Several months ago, this group, Apax Partners, who we had heard of in the past but didn’t know very much about, wrote a letter to our board of directors. And in that letter, they indicated that they had been studying KCI.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

They had commissioned several market research reports on us and talked to numerous, hundreds of customers around the world. And they had come to a belief, and they wanted to validate that believe in due diligence, that this Company was a Company that they wanted to bring into their portfolio.

So, what we did was we worked with them intensely. And it’s impossible for me to acknowledge and to thank everybody because I will miss people for sure, but I especially did want to point out the work that Adam Rodriguez and the Corp. Dev. people were involved in leading, and I want to thank them for that; the work that John Bibb and the legal team did, I want to thank John for that; the work that David and a very limited HR group did, I want to thank him.

And I especially want to thank Marty because I would have never been able to do this if it had not been for Marty and the finance team; and for Kevin Belgrade and communications magic that happened in about a 24-hour period, so it was pretty amazing.

We have been working with a very small group of about 40 people in the whole due diligence process over the last couple of months. And some of you might have noticed those 40 people were pretty busy as they worked to populate a very, very extensive virtual electronic data room.

We had many, many meetings with the folks from Apax. I kind of forget the order of these slides here. Where’s the slide, Kevin that’s got – there. All right, I’ll back up. So, the people who have actually put the money forward on the equity side is a consortium of investors, and that consortium of investors is a consortium of three groups led by a group called Apax.

Apax is a $40 billion fund. The vast majority of the Apax money comes from outside the United States. Apax is headquartered in London. There are two heads of the Apax franchise that deal with healthcare.

Apax also invests in other areas. They invest in media. They invest in financing. They invest in retail. So, for example, Tommy Hilfiger, Izod – those kind of names are owned by Apax. A $40 billion fund.

You may know that for a while they owned Molnlycke, and some of you asked me about that yesterday. They divested of Molnlycke a couple of years ago to another private equity group, Investor AB, but they knew something about wound care because of their investment in Molnlycke. Molnlycke is a very well respected wound care company.

They also brought in two additional investment partners, as you read today in the papers. One is the Canadian Pension Plan Investment Board. This is actually a $146 billion fund that has all the pension money for half of the citizens of Canada. About 17 million out of 34 million people have their pension fund managed through this CPP Investment Board.

And then, interestingly, the other PSP is the public sector pension plan, which is where like the Royal Canadian Mounted Police have their money. So, for our KCI people in Canada, we’re going to be working really hard with these two groups to make sure that your pension plans are well funded going forward.

So, of course, it’s somewhat been disclosed now, I guess, right? The amount of equity versus the amount of debt or not? No. All right, so I can’t tell you that. So, these –

Unidentified Company Representative

(inaudible - microphone inaccessible)

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

Catherine Burzik - KCI - President, CEO

All right – is equity, right? So, about 25% is equity and then the rest is debt. The debt will come from Bank of America, Morgan Stanley, and Credit Suisse. We will be working very hard in the next few months to help Apax raise the debt. There is a substantial amount of debt that will go on our balance sheet as a result of this deal.

Coming now to Apax from a healthcare perspective. In addition to Molnlycke, Apax also, which they’ve sold, they have a chain of hospitals in India called the Apollo Hospital Group. They also have a Company called TriZetto, which does software for managed care companies. So, many of you at the Advantage Center may actually know something about the TriZetto software package.

And they just sold a company called Qualitest, which is a generic pharmaceutical company. So, they obviously were looking for additional healthcare investments and so they studied KCI.

I wanted to back up a bit here and ask Marty to come up because Marty is the one who has been with KCI when KCI was private before as well as when KCI has been public. And I think as you listen to Marty you’ll understand that regardless of capital structure of our Company, whether our Company is publicly owned or whether our Company is privately owned, our Company has done extremely well. We have every reason to believe that it will continue to do extremely well.

So, I want to turn this to Marty to give some detail around the timing and what’s happening to the history of the Company in the past.

Marty Landon - KCI - EVP, CFO

Thank you, Catherine. Good morning everybody in San Antonio. Good afternoon and perhaps good evening around the world.

As Cathy said, we’ve been public, we’ve been private along the way, and so I’ll tell you a little bit of the history. I actually may not be the best person to tell this story. Probably perhaps my assistant, [Tina Bult], is the best person to tell this story. Tina’s been around a lot longer than I have. Or perhaps [Oovay] in Germany. I think, Oovay, if you’re on, you and I, I think, started about the same time.

But remember that this – what we announced yesterday is part of a process. It’s like the first step in a process. So what’s going to happen – and Cathy, I’m sure you’ll talk more about this – is for the next 40 days there’s actually what’s called a go-shop period. And so the Company is allowed to go out and solicit improved offers for the Company.

So, something may come out of that and this transaction that was announced yesterday may or may not come to pass. We’ll find that out over the coming days. But assuming that nothing happens in that interim period and this transaction closed, say, towards the end of the third quarter or early fourth quarter, then we, of course, would be private again.

So, when you think about our history, we started the Company – or Dr. Jim started the Company back in the mid ‘70s. And when he started the Company, we, of course, were private for some period of time. And then in the late ‘80s he had the opportunity to take the Company public, and they did that. And we ran as a public Company, as you can see on this chart, right up through 1997. And at that time, the Company had $300 million, roughly, of revenue. Quite a bit different than we are today.

And then, we were private during the period ‘97 to 2004. So we had a different capital structure, right? When we went private, what happened is similar to what was announced yesterday. We took on a significant – at the time, a significant amount of debt. We, of course, were no longer traded in the public markets from an equity standpoint and we went about running the business and paying down the debt. And that’s what we did for the next seven years, and the Company grew.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

And during that time we continued to focus on our strategy, we continued to run the business in a responsible manner, we introduced the world to V.A.C., which interestingly enough, when we were private the owners of the Company at time, which included Dr. Jim, said, “You know, this V.A.C. thing looks like it’s pretty good and we ought to really run hard on this investment and get this in the marketplace.”

So we did some things that actually kind of reduced our earnings in the short-term so that we could take advantage of this good V.A.C. opportunity. And you can kind of see what happened. From ‘97 to 2004, our revenue went from $300 million up to $1 billion.

And then, of course, market dynamics changed. We had paid down some debt, and the public markets were again open and accessible. And so then the board of directors said, “You know, now’s a good time for us to be public again and provide liquidity through the equity markets.” So we went public in 2004.

And as a public Company, what did we do? We ran the business responsibly and we paid down debt and we focused on our strategy. So you can kind of see a theme here, right? Regardless of the capital structure, you continue to run the business and you run it in a responsible manner, and that’s what we did

And we found at the time in 2008 that there was a great opportunity to get into the biologics space with a company called LifeCell. And I think many of you remember being in this room and we said, “Welcome to the next chapter.” We had just bought this great company, LifeCell, that today is a great part of our story and will continue as we go forward.

So, whether you’re public or whether you’re private, you do kind of the same things. Your capital structure is different. You may have more debt or you may have more equity at points in time, but the things you do as a business are roughly the same. You run it responsibly, cash will become no less important than it’s ever been, right? Cash allows you to grow. The things that we will do to be successful will be the same things whether we’re public or whether we’re private, which is just what Cathy told you.

So, you think about where we are today as a public Company, now we’re $2 billion. We all know our aspiration is to be much larger than that. And whether we’re public or whether we’re private, we’ll continue to focus on the things that are important to grow the business.

To generate cash, man, it’s going to be important because anybody that takes 75% of $6 billion, that’s the debt. It’s not light, but we’re a good Company. We’re a solid Company. We generate a lot of cash. That’s what makes these kinds of deals attractive to investors like Apax Partners.

So, as long as we all continue to focus very hard on running the business in a responsible manner, doing the right things to generate cash, doing the right things for our customers, for providers, for patients, for payors, this is going to be a great story for a long time.

So, that’s the history and hopefully it’s a very bright future. Thank you.

Catherine Burzik - KCI - President, CEO

I’d like to talk a little bit now about – we want to talk about what’s next, what we know. I know a lot of you have questions about, “So what does it mean for me?” And I’ll have John and David talk to you a little bit about that in a moment, but Marty mentioned this term go-shop. So, let me just explain what that means.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

Our board worked very hard – as a matter of fact, over last weekend, many meetings, meetings earlier in the week, and finally made a decision at about 8.00 on Tuesday night – it’s like one long day – 8.00 on Tuesday night to accept $68.50, after a lot of negotiation, per share.

We now have, and it commenced yesterday, a 40-day period that will end about August 21st or so, August 22nd, when the 40-day calendar day ends. JPMorgan, along with Adam and our team, is reaching out proactively to a number of strategic – potential strategic companies. I’m not at liberty to tell you those companies. Strategic means other companies like KCI that would have the wherewithal and be interested in buying KCI.

And then, other private equity companies. You know there’s a lot of them out there. There was a rumor about Blackstone last week. So, there are other private equity companies. Those companies, if any of them choose to do so, can do what’s called a superior offer. People ask me, “What does that mean?” Our board would determine if an offer is a superior offer, and there are elements of that around not just the dollars like someone offers $69.00 or $70.00, but their ability to bring financing.

One of the things that’s attractive about the Apax deal is its guaranteed financing. So our board would want to make sure there’s guaranteed financing. They’d want to make sure there are no other timing constraints so that they could get a deal done as rapidly as legally possible.

So, we will begin the shopping period. In parallel with that, John and our legal team will be making all the right regulatory filings to the SEC. And this will culminate in a shareholders meeting. The shareholders will vote yes or no for this deal.

And right around the time of the shareholders meeting, we’ll commence a lot of road shows around the Company in order to raise the debt. And Marty talked about the fact that that is going to take us a long time to raise the debt, probably not a long, long time, but several weeks. And so we are anticipating that the deal would close sometime in the fourth quarter in October – early in the fourth quarter; however, if there is an additional party that comes in and they do provide a superior offer, that could move it out.

So, it’s important to realize that there is a little bit of uncertainty in all this, but you have highly qualified legal people and regulatory people and we have very good outside counselors that will help us through this overall process.

It’s very important that you stay focused on doing your jobs during this time. The better you stay focused on doing your jobs and keep the Company strong and keep the Company growing, will be easier for us to spend the time doing what we need to do to go off and kind of raise the money for this. So, I trust that all of you around the world will do that.

Now, I want to talk a little bit also about listening to you. I will be commencing – I had a meeting of the Global Leadership Team, which is about the top 150 people in the Company yesterday, from a leadership perspective, and I will be going, starting today, up to our buildings up north and I will spend time there.

I will then be going over to manufacturing at Stout tomorrow, and then I’m going to have a number of meetings here at the Tower tomorrow in small groups to let you ask questions and we’ll tell you what we know, what we don’t know. And sometimes people need to hear things several times and ask questions about what this all means for them. And then on Sunday, Marty and myself and Kevin will travel up to LifeCell to meet with several of the LifeCell folks.

In parallel, Mike Genau and Steve Seidel are already in Europe and then commencing and discussing with folks in Kidlington and Amstelveen, Wiesbaden. Mike’s going over to Budapest. We’ve been on the phone with Lynn Sly and Troy, the folks in Asia, to make sure everybody around the world is as informed as possible. And I will continue to do that.

We’ve also set up some hotlines, and I know there were tons of questions yesterday and we want to leave adequate time for questions now. The hotline is listed here. There’s a hotline for the folks outside the US. There’s an email address, questions@kci1.com. And then, we will continue to put out FAQs and update our questions and answers online at kci1central.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

I’d like to ask John to come up to provide some more detail on the overall timing. And I’d also like between John and David to talk about – many of you have questions about options, investing, and what happens, what’s likely to happen here should this deal close.

John Bibb - KCI - SVP, General Counsel

I think I’m miced. Can you hear me? Good morning, everybody.

Catherine Burzik - KCI - President, CEO

You don’t really have any slides.

John Bibb - KCI - SVP, General Counsel

I don’t think I have any slides, but I’ll hold it anyway.

So, Cathy mentioned, and I think she covered it mostly, so we have a 40-day period during the go-shop. Once the go-shop is over, we will set a date for a shareholder meeting. Many of the people in the room and on the phone are shareholders, and so you would have an opportunity to vote in favor of the transaction at that shareholder meeting.

So, that would most likely happen. As Cathy indicated, the go-shop would end around August 21st or 22nd and then we would set the shareholder date meeting, which will probably be roughly 30 days behind that, assuming that there’s not an intervening bid.

If there is an intervening bid, it will possibly slow things down a little bit because there are – they will have the need to assure the board of directors with respect to their financing and that sort of thing, and so it could slow things down a little bit.

In the next few weeks, we will be filing what’s called a preliminary proxy statement. One thing, just to kind of get terminology right, a proxy, for those of you who have voted in our shareholder meetings in the past, your filling out a card that’s called a proxy card, which essentially is authorizing someone who’s at the meeting to vote your shares.

So, what you’re filling out is not an actual voting card; you’re authorizing someone who’s at the meeting on your behalf to vote those shares. Because the way Texas law works with shareholder meetings is that the votes are taken at the meeting and people are raising their hands. And as we have 70 million shares out there and thousands of shareholders, obviously we probably can’t fit everybody in a room. And that’s the whole process around a proxy.

So, when you hear this terminology, proxy, what we’re talking about is obtaining the votes from our shareholders, many of which are KCI employees, to vote at that shareholder meeting. So, we will be filing a preliminary proxy statement, which is all the disclosure that’s required around this type of transaction. It’s very detailed and it’s very informative. There’s a lot of very interesting things that go into a proxy statement, and I would recommend that all of you read it when it does get filed.

Once we – that’s going to happen in the next few weeks. We also have a number of anti-trust filings to make around the world. These are – there are regulators in the US and in Europe primarily. There are a few other countries that regulate the mergers between companies. In this case, you have a private investor that’s buying a company and so you don’t have the types of issues that you would have if you had, say, for example, two media companies merging or two major car manufacturers merging.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

The point of the anti-trust laws is to preserve competition among competitors, and so we don’t see the anti-trust piece being a significant issue. Apax does own some hospitals, but obviously that’s not a competitive situation, and they are in the healthcare space. So there will be some disclosure around that from an anti-trust standpoint.

In different countries, there are also a few other regulatory filings related to healthcare, that we have to put people on notice that there would be a change of ownership. Those will be mostly what I would say are ministerial and not a major concern.

The SEC will conduct a review of the proxy statement itself. Sometimes they will do an expedited review, sometimes it will be a little bit of a longer review. We won’t know that for a little while. And then we’ll get through that if there’s a more in-depth review that would require substantial revisions to the process.

The other thing that I would mention is, for those of you who are watching our website or who are watching some of the websites that follow KCI – MarketWatch or Yahoo or others – you’re going to see – you probably have seen and you will continue to see announcements by law firms, that they’re conducting an investigation into KCI. These are expected. Unfortunately, it’s part of the process.

Another private equity deal that was announced last week, within 10 minutes of their announcement there was six plaintiff firms that had announced an investigation. So, there’s a body of law with respect to the fiduciary duties of the board to act in the best interest of the shareholders.

We believe we’ve followed a very rigorous process and that the board of directors has done everything in its power to represent you as shareholders and the other shareholders that are out there in the public marketplace.

So don’t be concerned about those. Those are unfortunately just part of the process. It’s an ordinary course. And frankly, all of these firms that are making these announcements are just racing to get at the front of the line to say we get to be the lead plaintiffs in the case. So don’t be concerned about those. We’re going to handle those in ordinary course. I don’t expect those to have a major impact on the process here, but we will have some fun talking to them.

Cathy, anything else you’d like me to cover, respecting timing?

Catherine Burzik - KCI - President, CEO

No, I think that’s good.

John Bibb - KCI - SVP, General Counsel

David –.

Catherine Burzik - KCI - President, CEO

Oh, maybe the financing – how long it would take to do the financing.

John Bibb - KCI - SVP, General Counsel

Sure. So once we get through the 40 days, that puts us into August. The shareholder meeting, like I said, would be near the end of September. The financing period is a period of time when Cathy and Marty primarily will be assisting Apax and the other financial buyers here to raise the money.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

So there’s about a 20-day period that’s going to occur, mostly in September and may go a little bit into October, where Cathy and Marty are telling the story of KCI and why it’s a good investment from a debt standpoint and why people should feel comfortable loaning their money to KCI.

Loaning the money to KCI comes in a couple of different forms. It can come through bank syndication. So, if Credit Suisse, Bank of America, and Morgan Stanley are actually loaning us the money, well, they syndicate it and they essentially sell part of that debt to other investors that they have.

And then most likely we would also be issuing what are known as high yield bonds. We’ve had these probably three or four different times in the past, Marty, where the Company is actually selling bonds into the marketplace, that investors are buying those bonds, and in that way loaning money to the Company.

And that process is a 20-day process, which should end within a week of the shareholder meeting. And assuming that all of that goes and that there’s not an intervening bid, which there very likely could be, the transaction would close either the first week of October or right around that time.

Do we want to talk about employee –?

Catherine

Burzik - KCI - President, CEO

Yes. I want to talk about the vesting of the options.

John Bibb - KCI -

SVP, General Counsel

Sure. David, do you want to comment on that? Okay. So, a couple of very interesting points. There are – as you know, the Company has equity plans that employees participate in.

Let’s start with the most broad-based one, which is the employee stock purchase plan. If you’ve enrolled in a stock purchase plan, you know that over time you take deductions from your paycheck and those go into purchase shares of the Company.

The great feature of this plan is that you get to purchase at the lower of two prices – one, at the beginning of a six-month period, right now, that’s May 1st; or at the end of the six-month period, which would be October 31st. You get to buy shares at the lower of those two prices minus 15%.

So, this is a great way that employees have participated in purchasing KCI stock over time. The current offering period will continue until a closing or will expire on October 31st. Either way, the plan is not changing and your current payroll deductions will go to buying

KCI stock, mostly likely at that May 1st price, which was probably in the low 50s. I don’t know exactly what the price was at that time.

But 15% off of that and then at the closing, all of those shares will be bought by these financial partners at the price of $68.50, assuming that that price doesn’t change. So that’s a very good benefit to our employees.

Also, for those of you who are participants in the equity plans where you receive annual grants and sometimes special grants, we have stock options, most of which vest over a four-year period.

We have restricted shares, which are also mostly time-based, that have been issued in the past. Some of those had three-year cliff vesting, some of those had six-year vesting over time. All of those time-based grants, including RSUs – a number of our international participants receive restricted stock units, which are very similar to restricted shares; I won’t bore you with the difference between the two.

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Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

But everything that’s time-based will vest at the closing regardless of whether it’s been previously vested. So all of it will be vested on options. The holder will receive the difference between the $68.50 and the exercised price on RSUs and time-based restricted stock. Those will just be paid out at the $68.50, okay?

There was a series of grants that were made this year as well, which we call performance-based restricted stock units. Those were made to employees on a broad base for the first time. Previously, it was only the executive committee. Those will be paid – those had two different measures in them and it was based on cash flow in 2013.

So, the way they’re structured is three years out from now we would take a measure of cash flow. And depending on how the Company did, you could receive somewhere between a threshold goal and a stretch goal.

Those performance RSUs will be paid out at the target, which is between threshold and stretch, which is a very nice benefit because you’re not waiting the three years to wait for that measurement period. So those will be paid at target.

So, for example, many of you have accounts with eTrade. If you’re showing 200 shares in eTrade, that’s at the stretch level. The way we have to grant them is it’s actually a full grant for 200 shares. The target level is 50% of the full grant. So those are going to get paid out at target, which is a very nice benefit because we haven’t even gotten to the 2013 timeframe to measure it against cash flow.

That covers it as to where the employee equity is, Cathy.

Catherine Burzik - KCI - President, CEO

Thank you. Thank you, John.

I wanted to clarify a couple of points here, because I know we’re giving you a lot of information. The financing and – Marty and I being on the road, I want to reemphasize here that Bank of America, Credit Suisse, and Morgan Stanley have fully financed this deal. So this isn’t a deal that if we don’t syndicate the debt they have to finance it themselves so we would be trying to help them syndicate, get other banks to put money in, but all of that, 70% of $6 billion, they have already agreed to pay as part of the deal.

Also, during this go-shop period that we’ve talked about, one of the good things our board did is they really negotiated a relatively low go-shop fee, which was disclosed yesterday, of 1%. So what that means, more or less, is about – if another Company came in with a superior offer, they would have to pay Apax $50 million to break up the deal.

So, it’s pretty easy for another company structured in a way that could be relatively – at least not financially a burden for them to come into the deal. So I think our board did a really good job. We obviously had great legal counsel with Skadden, with Cox Smith Matthews here locally as well as our own team to get that structured.

Now, coming back to the employees, on some of the comments that John just made. I would like to also make sure that you understand that our job, my job, is very much now about [champing] all of you. I want to make sure that I protect, as much as I can, all of you as the employees of the Company.

So, we do have negotiated in there one year – at least – we have one year, right? One year of compensation continuity from where we are today. So, people are our greatest asset. So, we will then work with this buyer or whatever buyer, because when you’re in a private structure, to replace the equity component with something comparable.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

We want people to continue to want to come to work for KCI. We don’t want the capital structure to hinder that. We want to provide something. If we don’t have stock, we want to provide something equivalent to that so that people understand that this is a long-term place for them to work and they can create wealth over the long time.

So, I don’t have the answer yet to exactly what that will be, but my commitment is we will work to find a vehicle like that to replace these plans that we have.

I think – did I cover any – is there anything else I should cover here before I open it for Q&A? I’m good? Good. All right. So I’m going to then open the lines for Q&A, both on the folks on the phone and then the folks in the room. And then, as I said, I will be very visible as will the executive committee in these small group meetings and plus you’ve got way to put questions in online.

But please, please, there’s no bad question. If I can’t answer it, I’ll tell you I can’t answer it, but please don’t have something eating away in your brain here. So, happy to – Laura, you have a question?

QUESTIONS AND ANSWERS

Unidentified Company Representative

(inaudible question – microphone inaccessible) communicate better? Can you hear me? The term merger is being used, but it seems that we are being purchased or acquired. Can you explain which is the correct term for our current situation?

Catherine Burzik - KCI - President, CEO

Yes. It’s a technical term. This isn’t like a merger of us with Apax. Apax has a number of companies that they own. So we would be owned by Apax, but can you explain?

John Bibb - KCI - SVP, General Counsel

Sure. This is John. It is an acquisition. They are actually forming a subsidiary that will merge into us. So technically – from a technical standpoint, it is a merger, but Apax and the other investment funds are essentially buying the Company from the public markets.

Catherine Burzik - KCI - President, CEO

So, we would remain KCI.

John Bibb - KCI - SVP, General Counsel

That’s right.

Catherine Burzik - KCI - President, CEO

When you on the Apax website, just like you see all of those other 54 companies, KCI would be a Company that would be owned by Apax and CPP and a PSP.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

John Bibb - KCI - SVP, General Counsel

Right. And the subsidiary that they’re forming, we’ll be merging into it and KCI will be the surviving corporation, and the entity that they’re forming will essentially be extinguished. So KCI will be the surviving entity.

Unidentified Company Representative

Thanks.

Catherine Burzik - KCI - President, CEO

Thanks, John. How about from the room here? Dale? We need a mike so everyone can hear you, even though you have a booming voice.

Unidentified Company Representative

I do. I usually don’t need a mic.

Catherine Burzik - KCI - President, CEO

But you do for international.

Unidentified Company Representative

I do for international. A question came up when I talked to the field yesterday about the 401(k) plan and if the Company is still going to match based on the 401(k) time moving forward. So it would be nice to hear if that – if you know anything about that at this point.

Catherine Burzik - KCI - President, CEO

All right. So, there’s no change. There’s no change to the 401(k) plan. And no change – David is saying no change to any benefit program. Go to [first year] and things like the 401(k), we believe, will survive. Correct? Yes. Yes. You guys have to have some questions. Yes, Laura?

Unidentified Company Representative

I’ll communicate better. Will the buyout affect KCI’s current customer contracts? Will this serve as an out or an opportunity for them to renegotiate their contracts? If so, do you foresee losing any major customers or contractors as a result?

John Bibb - KCI - SVP, General Counsel

This is John. No. There are a few smaller contracts that the Company has that have change of control provisions in them. None of those would impact customers.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

Catherine Burzik - KCI - President, CEO

And I would say for those of you – thank you – for those of you that are in the sales organization in particular, the most customer-facing, and the folks in the Advantage Center, where I’ll be today, very customer-facing. You want to shut down speculation and conversation about what this means to KCI as rapidly as you can.

Our number one job, we know, is passion for patients and supporting our customers and delivering great products. People can acknowledge and say, “Yes, we know there’s this discussion going on, but it’s not going to at all affect KCI’s ability to deliver products to you.”

So, we’re as dedicated to R&D and all of the things we’ve talked about as we always have been, and I don’t see any of that changing. You have more, Laura?

Unidentified Company Representative

I do. You have texting and emailing, so –. How do you think our competitors view this news?

Catherine Burzik - KCI - President, CEO

Can I speculate on that?

John Bibb - KCI - SVP, General Counsel

Sure.

Catherine Burzik - KCI - President, CEO

I’ll bet you our competitors are scared to death. I think they are scared to death because they absolutely know that KCI now can focus on exactly what we do best, which is building and delivering great products, and we don’t have to worry about the next earnings call necessarily. So I think they’re – I’ll bet you they’re afraid. They should be.

Unidentified Company Representative

I’ll keep going. Knowing –

Catherine Burzik - KCI - President, CEO

It’s always easier to ask questions online.

Unidentified Company Representative

And many of these are from the field. So knowing that that this is all just happening, have there been any talks to any possible changes to the service structure in the near future?

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

Catherine Burzik - KCI - President, CEO

There have been – it’s all just happening. We talked to Apax about what is today. That’s what’s in the due diligence room. And our strategic plan as we have presented it to our board – our vision.

We have not had discussions with them on what they – a dialogue with them on what they would be thinking about for the structure of the Company. They clearly understand the importance of service for our businesses – all three of our businesses.

But in particular for our rental business, they have, I think, a very clear understanding of the complexity of that, and that’s part of the value they placed on the Company is they understand the complexity it is to be in the rental business and to provide the kind of service. And they certainly as they called hundreds and hundreds of customers, almost one of the first things you know the customers talk about is the fabulous KCI service.

So, my thanks, obviously, to all of you who provide that service, but it’s a hallmark of the Company.

Unidentified Company Representative

Cathy, I have a question.

Catherine Burzik - KCI - President, CEO

Yes. Thank you.

Unidentified Company Representative

In terms of being employees, as our neighbors and our friends and our families start asking us questions, are there limitations to what we should say or not say?

Catherine Burzik - KCI - President, CEO

So, that’s Yvonne, right?

Unidentified Company Representative

Yes.

Catherine Burzik - KCI - President, CEO

My eyes are not too good, but yes. Everything that I am giving you is public knowledge – everything I’m giving you. It’s too dangerous for me to start giving private knowledge to 7,000 people.

There’s a 40-person deal team. If you’re on the deal team, you’re going to know things like who are the other companies that might be bidding, where are we in that process with our board? Certainly, if you’re on the deal team you know that. You’re sworn to secrecy and you understand that you will be – I was going to say murdered – in trouble. You’ll be in trouble if you say anything. You’ll be in John Bibb’s office in one nanosecond.

But if you’re not on the deal team – if you’re not on the deal team, Yvonne and everyone, then everything I’m telling you is fine, it’s all public. Are there more coming in?

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

Unidentified Company Representative

How does this affect our [GBT] initiatives?

Catherine Burzik - KCI - President, CEO

First, I’ll make a huge congratulations, which I intend to do when I go over to the GBT today. I don’t know how many of you know this, that we would be talking about this at the town hall meeting, but we have had a number of big wins of the GBT of late. One is certainly very recently, the conversion – the successful conversion to the global chart of accounts.

My congratulations to all of you who – Chris Lynch, [Brian Busenlener], and all of you that were involved with that. It’s been a huge win, done totally seamlessly. The conversion of Italy to [R-12] and the bringing down of a number of the Oracle production modules for LifeCell and running them here so that we have better support for that effort.

And all of those things have gone seamlessly. We are marching forward on the GBT effort. Clearly, Apax has been interested in our GBT. We’ve had to clear some of the IT people so that everyone understands from an Apax perspective the importance of our global business transformation effort.

It’s part of transforming ourselves into a global Company, but it’s also extremely important. It’s one of our major cost-saving initiatives we have because we have so much duplication across all of these countries, bring it all together and doing things in a unified and standardized way, as we’ve talked about, is very important.

So, we’re, as a management team, very committed to a successful implementation of the global business transformation. And I’ll be thanking the folks over at IT and the GBT later today.

Maybe I’ll take one more. Is there anyone from the room here? Any of you remote sites, feel free to send more – Laura’s probably got pages of questions.

Unidentified Company Representative

I do have more.

Catherine Burzik - KCI - President, CEO

Why don’t you pick the top two that you think are on everybody’s mind.

Unidentified Company Representative

Okay. Will Cathy stay on as President and CEO as part of this deal and will there be any changes or new management and leadership within KCI with the new merge?

Catherine Burzik - KCI - President, CEO

We have had no discussions with Apax or the other parties regarding continuity of leadership. I will say that I think in the interactions that we’ve had with them they have seemed very supportive of the senior leadership of the team. They are not a buyout firm that typically parachutes in new management.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

So it would be my expectation – I’m looking at John to make sure I can say this – It would be my expectation that we –.

John Bibb - KCI - SVP, General Counsel

(inaudible - microphone inaccessible)

Catherine Burzik - KCI - President, CEO

He said I already said it. It would be my expectation that we would stay on. But I want to emphasize there’s been absolutely zero – because of the SEC issues, there’s been no discussion about any employee at all with Apax.

Unidentified Company Representative

And then Service sent in a question. What’s the benefit of going private?

Catherine Burzik - KCI - President, CEO

I want to answer that, and Marty may want to also comment on that. So, we did not ask to go private. It’s important for you to all understand that. We are very happy being a public Company. We’re doing fine.

Marty went through the public, the private – we did one of the toughest acquisitions there is with LifeCell. In the height of the financial crisis in 2008, we went out and we did a $1.7 billion deal. We did that in the public markets. We raised the debt. We did all of that. So, we’re not afraid to be public.

But when an outside company does what Apax did and they put an offer in front of the board and the board then looks at that and looks at the number and looks a lot of financial analysis with JP Morgan and says from a shareholder perspective this is a fair deal for the shareholders unless some other better deal comes in, that’s how we got into the situation now of being private.

As Marty described to you, we were able the last time we were private to really do a lot to focus on the growing of the back business. And when we emerged, we were no longer a $300 million Company, we were a $1 billion Company.

We saw V.A.C. – I’m sure Marty can talk about the pain that we had to go through to try to scrape together the dollars to build the V.A.C. business. It’s not so easy perhaps to have done that if you were trying to make every single quarterly number. I don’t think we knew exactly what we were going to be doing to raise all of that money internally and make those tough decisions to build the V.A.C. business.

It could happen. If you look at our current business, we are in the middle of a number of transformational opportunities. We are clearly transforming our [AHS] business from a rental model to more and more of a selling model with our Via product, with our [Vordis] products, with our future Vordis-based products, our more disposable products with Prevena, with products similar to that, similarly within LifeCell.

We’re not just to be a regenerative medicine Company, but you know we’re introducing the SPY Diagnostic Imaging System. Even in the area of TSS, we’ve got our Skin IQ. Any of these products have a potential of really taking off, and we could, under the guise of being private, shift some investments perhaps more rapidly.

We’re also looking at global expansion. I don’t know whether we’re going to wind up in the hands of Apax or not, but I can tell you they are extremely interested in global expansion of our Company. And you’ve heard me talk forever about that now, being a 70% US, 30% ex-US. If you look at other medical device companies, they’re more like 50/50.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

So, things that could help us accelerate our growth. We’re very interested in Brazil. Mike continues to look at better ways to penetrate China. There are major opportunities outside the United States that we think perhaps with additional funding maybe we could accelerate that.

But we’ll be able to ask those questions over time in dialogue with the new owners over time around these issues. So those are the kinds of – perhaps a little more freedom from a timing perspective, and you might make a business case around doing some of that and they would agree to the investment.

I think, Marty, that – do you have anything else to add to that?

Marty Landon - KCI - EVP, CFO

That’s a good summary.

Catherine Burzik - KCI - President, CEO

That’s what you would do as a private Company that you maybe can’t do when you’re kind of running the Company the way we have been running the Company. But I want to emphasize, I’m really kind of neutral about whether it’s public or private. I think myself and my management team, we love KCI in any way, so it doesn’t really matter about the capital structure.

One more, or is that it? That was two, right?

Unidentified Company Representative

That was two.

Catherine Burzik - KCI - President, CEO

All right. So, I’ll look forward to the small group interactions with you throughout the next few days. And please, don’t hesitate to ask your questions until you feel you’ve got an answer to them.

Thank you all. I want to emphasize, please continue to do what you need to do. Every half hour you spend time around speculation around all of this is a half hour productivity that gets wasted for the Company. And I’ll work real hard for you to get what we can do here, the very best we can. I would ask you to work really hard for the Company so that we can have a great Q3 and a great, strong finish to Q4. Thank you all very much.

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FINAL TRANSCRIPT

Jul. 14. 2011 / 1:30PM, KCI - KCI Global Town Hall Mtg - Internal Only

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